SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              AMENDMENT NO. 1
                                    TO
                                 FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


_______________________LEVEL 3 COMMUNICATIONS, INC.________________________

             (Exact name of registrant as specified in its charter)

       Delaware                                                  47-0210602
(State of incorporation or                                 (I.R.S. Employer
 organization)                                          Identification No.)

    1000 Kiewit Plaza
    Omaha, Nebraska                                                  68131
(Address of principal                                           (Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class          Name of each exchange on which
     to be so registered          each class is to be registered

     None                             None


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, par value $.01 per share________________
                               (Title of class)

Item 1.     Description of Registrant's Securities to be Registered.

     Pursuant to the merger of the Registrant and Level 3 Communications, Inc., the Registrant's first tier, wholly owned subsidiary, effective March 27, 1998, the name of the Registrant was changed from "Peter Kiewit Sons', Inc." to "Level 3 Communications, Inc." Pursuant to the filing of a Restated Certificate of Incorporation on March 31, 1998, the Class D Diversified Group Convertible Exchangeable Stock, par value $.0625 per share of the Registrant was redesignated as Common Stock, par value $.01 per share (the "Common Stock"). For a description of the Common Stock, see "Comparison of Class D Stock and Diversified Holdings Stock" included in the Registrant's Registration Statement on Form S-4 (File No. 333-34627) as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 29, 1997, as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed on October 10, 1997, Amendment No. 2 to the Registration Statement on Form S-4 filed on November 6, 1997 and Amendment No. 3 to the Registration Statement on Form S-4 filed on November 10, 1997, which description shall be deemed to be incorporated herein by reference.

Item 2.     Exhibits.

1. The Restated Certificate of Incorporation of the Registrant, dated March 31, 1998.

2.     The Amended and Restated By-laws of the Registrant.

3. Specimen of Stock Certificate of Common Stock, par value $.01 per share.




                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 LEVEL 3 COMMUNICATIONS, INC.



Dated:  March 31, 1998                        By: /s/ Matthew J. Johnson
                                                 Name:  Matthew J. Johnson
                                                 Title: Vice President

                               Exhibit Index

1. The Restated Certificate of Incorporation of the Registrant, Inc., dated March 31, 1998.

2.     The Amended and Restated By-laws of the Registrant.

3. Specimen of Stock Certificate of Common Stock, par value $.01 per share.



                                                                     Exhibit 1


                     RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                         LEVEL 3 COMMUNICATIONS, INC.



                           Pursuant to Section 245
                    of the Delaware General Corporation Law

     Level 3 Communications, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is Level 3 Communications, Inc. The Corporation was originally incorporated under the name Peter Kiewit Sons', Inc.

          2. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 1, 1941 and the Restated Certificate of Incorporation of the Corporation was filed in such office on January 5, 1992.

          3. This Restated Certificate of Incorporation, which was duly adopted pursuant to Sections 242 and 245 of the Delaware General Corporation Law, restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of the Corporation.

          4. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended, as of 5:00 p.m. CST on March 31, 1998, to read in its entirety as follows:

                                  ARTICLE I
                                    NAME

     The name of the Corporation is:  Level 3 Communications, Inc.

                                 ARTICLE II
                    REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III
PURPOSES

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                ARTICLE IV
                         AUTHORIZED CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have the authority to issue is 518,500,000 shares, consisting of 500,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), 8,500,000 shares shall be Class R Convertible Common Stock, par value $0.01 per share (the "Class R Stock") and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

     Ten shares of the Common Stock are hereby designated as Common Stock, Non-Redeemable Series. The rights, powers, preferences, privileges and limitations of Common Stock, Non-Redeemable Series shall be identical to those of all other shares of Common Stock, except as described in Articles V and IX hereof.

     Upon the filing of this Restated Certificate of Incorporation with the office of the Secretary of the State of Delaware (the "Effective Time"),
(i) each share of the Corporation's Class D Diversified Group Convertible Exchangeable Common Stock, par value of $.0625 per share ("Class D Stock"), that is issued and outstanding, reserved for issuance or held in the Corporation's treasury at the Effective Time, shall be automatically redesignated and reclassified, without any action on the part of the respective holders thereof, as Common Stock, and (ii) each share of Class D Stock that is designated as Class D Stock, Non-Redeemable Series and that is issued and outstanding, reserved for issuance or held in the Corporation's treasury at the Effective Time, shall be automatically redesignated and reclassified, without any action on the part of the respective holders thereof, as Common Stock, Non-Redeemable Series.

                                ARTICLE V
                               COMMON STOCK

          A. Dividends. After dividends payable on any Preferred Stock have been declared and set aside on such Preferred Stock having a preference over the Common Stock with respect to the payment of such dividends, the holders of Common Stock shall be entitled to receive, together with holders of Class R Stock, when and as declared, out of assets and funds legally available therefor, cash or non-cash dividends payable as and when the Board of Directors in its sole business judgment so declares. Any such dividend shall be payable ratably to all record holders of Common Stock as of the record date fixed by the Board of Directors in accordance with the By-laws of the Corporation for the payment thereof.

          B. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation ("Liquidation"), the holders of Common Stock, together with holders of Class R Stock, then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon Liquidation, an amount equal to their share (including any declared but unpaid dividends on the Common Stock, subject to proportionate adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of such assets and funds.

          C.     Voting.

               1. Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation with respect to all matters other than the election of directors shall be vested in the holders of Common Stock voting together as a single class. Except as required by law, or as otherwise provided herein or in any amendment hereof, the entire voting power of the Corporation with respect to the election of directors shall be vested in the holders of Common Stock and Class R Stock voting together as a single class.

               2. Each holder of Common Stock entitled to vote shall at every meeting of the stockholders of the Corporation be entitled to one vote for each share of Common Stock registered in his or her name on the record of stockholders.

          D.     Designation of Common Stock, Non-Redeemable Series.

          In the event that the Common Stock is Publicly Traded (as defined),
(i) each share of Common Stock, Non-Redeemable Series shall automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of any share of Common Stock, Non-Redeemable Series, be converted into an equal number of shares of Common Stock which are not Common Stock, Non-Redeemable Series, and the rights, powers, preferences, privileges and limitations of such shares so converted shall be identical to those of all other shares of Common Stock in all respects, and (ii) Common Stock, Non-Redeemable Series shall no longer be designated as a separate series of Common Stock.

                                ARTICLE VI
                               CLASS R STOCK

     A.     Certain Definitions.

               "Appraised Value" shall have the meaning given to it in paragraph E.3. hereof.

               "Attached Class R Stock" shall mean Class R Stock which is attached to PKS Holdings Stock pursuant to the terms hereof.

               "Attached Transfer" shall mean the simultaneous transfer to the same transferee of a share of Class R Stock (or fraction thereof) and the share of PKS Holdings Stock to which such share of Class R Stock (or fraction thereof) is attached; provided that such transfer of such share of PKS Holdings Stock is permitted by the Certificate of Incorporation of PKS Holdings.

               "Base Conversion Value" shall mean $25.00.

               "Base Price" shall mean $82.00 per share, subject to adjustment as provided in paragraph F. hereof.

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or the city in which the Corporation's transfer agent maintains its principal office or a place of payment are authorized by law, regulation or executive order to remain closed.

               "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 50% of the total outstanding voting power of the Corporation or the surviving corporation of any such merger or consolidation (if other than the Corporation); (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (v) the adoption by the Board of Directors of a plan for the distribution of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, to stockholders of the Corporation; provided, however, that the Class C Exchange shall not be considered a Change of Control.

               "Class C Exchange" shall mean the exchange by the Corporation, pursuant to the Separation Agreement, of one share of PKS Holdings Stock for each outstanding share of Class C Stock.

               "Class C Stock" shall mean the Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $0.0625 per share, of the Corporation which was exchanged for PKS Holdings Stock pursuant to the Class C Exchange.

               "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who
(i) was a member of such Board of Directors immediately following the consummation of the Class C Exchange or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

               "Conversion Condition" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the occurrence of the earliest of: (i) the repurchase or redemption by PKS Holdings of the share of PKS Holdings Stock to which it is attached; (ii) the exchange of the share of PKS Holdings Stock to which it is attached into another class of stock or securities of PKS Holdings intended to be issued primarily to persons leaving employment of PKS Holdings; (iii) April 15, 2006; and (iv) a Change of Control of the Corporation; provided, however, that the Conversion Condition shall not be deemed to have occurred as a result of the Class C Exchange.

               "Conversion Ratio" shall have the meaning given to it in paragraph E. hereof.

               "Conversion Ratio Certificate" shall mean either a Private Conversion Ratio Certificate or a Public Conversion Ratio Certificate, each having the meaning given to it in paragraph E. hereof.

               "Conversion Value" shall mean, as of any given date, the Conversion Value set forth in the most recent Conversion Ratio Certificate delivered pursuant to paragraph E. hereof on or prior to such date, subject to any adjustment required by paragraph F. hereof. The Conversion Value set forth in any such Conversion Ratio Certificate shall be equal to: (i) in the event that the Trading Price is greater than or equal to the Base Price, the Base Conversion Value; (ii) in the event that the Trading Price is less than the Base Price, an amount equal to (a) the Base Conversion Value minus (b) an amount equal to (x) the Excess Amount Factor, multiplied by (y) the amount by which the Base Price exceeds the Trading Price; provided, however, that in no event shall the Conversion Value be less than the Minimum Value.

               "Convertible Security" shall mean any right or warrant to subscribe for or to purchase, or any option for the purchase of, shares of Common Stock or any stock, or other securities convertible into or exchangeable for shares of Common Stock; provided, however, that Class R Stock shall not be a Convertible Security.

               "Current Trading Value" of any Publicly Traded security on a given date shall mean the arithmetic mean of the daily Mean Reported Prices of such security for each Business Day during the period commencing on and including the fourteenth Business Day preceding such date and ending on and including such date.

               "Excess Amount Factor" shall mean 1.0, subject to adjustment as provided in paragraph F. hereof.

               "Exchange Act" shall mean the Securities Exchange Act of 1934.

               "Extraordinary Dividend" shall mean any dividend, or portion thereof, on the Common Stock (i) paid in property other than (a) cash,
(b) shares of Common Stock in a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), or (c) pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors or (ii) paid in cash, to the extent that such dividend, together with all cash dividends paid on the Common Stock during the twelve-month period ending on the date of payment of such dividend exceeds, on a per share basis, 10% of the Trading Price of the Common Stock as of the record date of such dividend; provided, however, that in no event shall such excess be greater than the amount of such dividend.

               "Fixed Conversion Value" shall mean $25.00, as adjusted pursuant to paragraph F. hereof.

               "Fixed Terms" shall mean each of the Fixed Conversion Value and the Base Price, each as adjusted pursuant to paragraph F. hereof.

               "Initial Issuance Date" shall mean the date of issuance of the first share of Class R Stock (or fraction thereof) to be issued.

               "Inverse Fixed Terms" shall mean each of the Excess Amount Factor and the Minimum Conversion Liquidation Ratio, each as adjusted pursuant to paragraph F. hereof.

               "Investment Bank" shall mean any investment bank of national reputation selected by the Board of Directors.

               "Liquidation Ratio" shall mean, as of any date, a fraction, the numerator of which is the product of (i) the number of shares of Class R Stock outstanding as of such date and (ii) the Conversion Ratio, and the denominator of which is sum of (a) the number of shares of Common Stock outstanding as of such date and (b) the numerator of such fraction; provided, however, that in no event shall the Conversion Ratio used to calculate such Liquidation Ratio be less than the Minimum Conversion Liquidation Ratio.

               "Mandatory Conversion Date" shall mean April 15, 2010.

               "Mean Reported Price" shall mean on a given day with respect to any Publicly Traded security, the arithmetic mean between the highest reported sales price and the lowest reported sales price, in each case regular way, for such security, as reported on the Composite Quotation System, or, if such security is not reported on the Composite Quotation System, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on any national securities exchange, reported by the Nasdaq National Market or Nasdaq SmallCap Market, as appropriate, or a similar organization if Nasdaq is no longer reporting such information.

               "Minimum Conversion Liquidation Ratio" shall mean 0.25, as adjusted pursuant to paragraph F. hereof.

               "Minimum Value" shall mean $15.00.

               "Permitted Transfer" shall mean any transfer of Class R Stock to the Corporation or any designee of the Corporation, including a Forced Conversion or the Mandatory Conversion.

               "PKS Holdings" shall mean PKS Holdings, Inc., together with its successors and assigns.

               "PKS Holdings Stock" shall mean common stock, par value $.01 per share, of PKS Holdings.

               "Private Conversion Period" shall mean the 25-day period commencing on and including the first day following the Corporation's mailing to the registered holders of Class R Stock of a Private Conversion Ratio Certificate; provided, however, that in 2006 such term shall run through May 15, 2006, regardless of the date of such mailing.

               "Public Conversion Period" shall mean the period commencing on and including the first Business Day of each calendar month, through and including the fifth Business Day thereafter, except for the calendar month of April 2010, for which the Public Conversion Period shall mean the period from and including the first Business Day of such month, through and including April 15, 2010.

               "Publicly Traded" shall mean, with respect to any security, that such security is listed on a national securities exchange, or is traded on the Nasdaq National Market System or the Nasdaq SmallCap Market, and has been so listed or traded for at least 15 Business Days prior to the date in question.

               "Regular Dividend" shall mean any dividend on the Common Stock paid in cash that is not an Extraordinary Dividend.

               "Restricted Period Termination Date" shall mean, with respect to a given share of Class R Stock (or fraction thereof), the date on which the Conversion Condition with respect to such share of Class R Stock (or fraction thereof) has been satisfied.

               "Separation Agreement" shall mean that certain Separation
Agreement dated as of             , 1997 among the Corporation, PKS Holdings,
Kiewit Diversified Group, Inc. and Kiewit Construction Group, Inc.

               "Trading Price" shall mean, as of any date, the Trading Price set forth in the most recent Conversion Ratio Certificate, as described in paragraphs E.3. and E.4. hereof.

          B.     Attachment.

               1. Upon issuance, each share of Class R Stock (or fraction thereof) which was issued prior to the Effective Time attached to the share of Class C Stock with respect to which it was distributed. Upon the occurrence of the Class C Exchange, each share of Class R Stock (or fraction thereof) which was attached to a share of Class C Stock, automatically and without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Class R Stock or Class C Stock, attached to the share of PKS Holdings Stock for which such share of Class C Stock was exchanged.

               2. Each share of Class R Stock (or fraction thereof) attached to a share of PKS Holdings Stock immediately prior to the Effective Time shall remain attached to such share of PKS Holdings Stock after the Effective Time unless and until otherwise provided herein.

               3. In the event that PKS Holdings shall (i) pay a dividend on PKS Holdings Stock in shares of PKS Holdings Stock, (ii) subdivide its outstanding shares of PKS Holdings Stock, (iii) combine its outstanding shares of PKS Holdings Stock into a smaller number of shares of PKS Holdings Stock or
(iv) issue any shares of capital stock in a reclassification of PKS Holdings Stock (including any such reclassification in connection with a consolidation or merger), shares of Class R Stock (or fractions thereof) which were attached to PKS Holdings Stock immediately prior to the occurrence of any such event shall, upon the effectiveness of any such event, attach on a pro rata basis to
(x) the PKS Holdings Stock held by such holder to which such shares of Class R Stock (or fractions thereof) were attached; and/or (y) any capital stock so issued having ownership restrictions comparable to those applicable to the PKS Holdings Stock at the time of the Class C Exchange to which such shares of Class R Stock (or fractions thereof) were attached at such time, as appropriate.

               A share of Class R Stock (or fraction thereof) shall detach from the share of PKS Holdings Stock to which it is attached only upon the occurrence of (i) the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), or (ii) a Permitted Transfer. If, at any time prior to the first anniversary of the Class C Exchange, any holder, who had sold or transferred to the Corporation prior to the Class C Exchange shares of Class C Stock to which Class R Stock was attached, purchases or acquires PKS Holdings Stock, the number of shares of Class R Stock (or fractions thereof) held by such holder which are not attached to PKS Holdings Stock multiplied by the Reattachment Ratio shall, unless otherwise determined by the Board of Directors, immediately attach, without further action by or on behalf of the Corporation, PKS Holdings, the Corporation's transfer agent or the holder of such share of Construction Stock, to such newly purchased or acquired shares of PKS Holdings Stock on a pro rata basis, and the Conversion Condition and the Restricted Period Termination Date shall be deemed not to have occurred with respect to such shares of Class R Stock (and fractions thereof) so attached.

               "Reattachment Ratio" shall mean the lesser of (i) 1.0 or (ii) a fraction, the numerator of which equals the purchase price paid to PKS Holdings, for such newly purchased or acquired shares of PKS Holdings Stock, and the denominator of which equals the purchase price paid to such holder by the Corporation for such repurchase of such shares of Class C Stock.

               4. Certificates representing Attached Class R Stock shall contain such legends as the Corporation shall deem appropriate.

          C.     Transfer Restrictions.

               1. Prior to the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), any attempted transfer of such share of Class R Stock (or fraction thereof), except an Attached Transfer, or a Permitted Transfer, shall be void and of no effect. Neither the Corporation nor its transfer agent shall register any attempted transfer of any certificate representing a share of Class R Stock (or fraction thereof) prior to the occurrence of the Restricted Period Termination Date for such share of Class R Stock (or fraction thereof), except an Attached Transfer or a Permitted Transfer. For purposes hereof, neither the Class C Exchange, the attachment of Class R Stock to PKS Holdings Stock upon the occurrence of the Class C Exchange nor the reattachment of Class R Stock to PKS Holdings Stock pursuant to paragraph B.3. hereof shall be considered a transfer of Class R Stock.

               2. Following the Class C Exchange and the occurrence of the Restricted Period Termination Date for a given share of Class R Stock (or fraction thereof), such share of Class R Stock (or fraction thereof) shall separate from the share of PKS Holdings Stock to which it was attached and, until the close of business on the Mandatory Conversion Date, shall be freely transferable, and the Corporation or its transfer agent shall from time to time register the transfer of the certificate representing such share of Class R Stock (or fraction thereof) upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock (or fraction thereof).

               3. In the event of an Attached Transfer or a Permitted Transfer of a share of Class R Stock (or fraction thereof) following the Class C Exchange and prior to the Restricted Period Termination Date of such share of Class R Stock (or fraction thereof), the Corporation or its transfer agent shall from time to time register such Attached Transfer or Permitted Transfer of the certificate representing such share of Class R Stock (or fraction thereof) upon the books of the Corporation, upon surrender of such certificate, duly endorsed, accompanied by documentation reasonably satisfactory to the Corporation evidencing the Attached Transfer or Permitted Transfer, as the case may be, of such Class R Stock.



D.     Optional Conversion.

               1. Subject to the provisions hereof, each share of Class R Stock may be converted, at the option of the holder thereof (an "Optional Conversion"), into the number of fully paid and nonassessable shares of Common Stock, which are not Class D Stock, Non-Redeemable Series, equal to the Conversion Ratio then in effect, and each fraction of a share of Class R Stock may be converted into the number of fully paid and nonassessable shares of such Common Stock equal to such fraction multiplied by the Conversion Ratio then in effect. No share of Class R Stock (or fraction thereof) may be converted into Common Stock prior to the occurrence of the Conversion Condition with respect to such share of Class R Stock (or fraction thereof), except as provided in paragraph K. hereof.

               2. Other than as set forth in paragraphs K. and L. hereof, Class R Stock may not be converted into Common Stock except as follows:

                    a) In the event that the Common Stock is not Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Common Stock on any Business Day during any Private Conversion Period following the earlier of
(i) December 31, 1999, or (ii) a Change of Control; and

                    b) In the event that the Common Stock is Publicly Traded, each share of Class R Stock (or fraction thereof) for which the Conversion Condition has been met may be converted into Common Stock on any Business Day during any Public Conversion Period after the Blackout Period. The "Blackout Period" shall mean the 90-day period commencing on the first day on which the Common Stock is Publicly Traded; provided, however, that the Board of Directors may, by resolution, extend the Blackout Period up to 180 days from the first day on which the Common Stock is Publicly Traded if so requested by a managing underwriter of Common Stock in connection with an underwritten initial public offering thereof. A copy of such resolution of the Board of Directors shall be made available to any stockholder of the Corporation upon request thereby.

               3. Upon the occurrence of any Forced Conversion or Mandatory Conversion of Class R Stock or any liquidation of the Corporation, the right of Optional Conversion shall terminate at the close of business on the full Business Day next preceding the date fixed for such Forced Conversion or Mandatory Conversion or for the payment of any amounts distributable on liquidation to the holders of Class R Stock.

               4. The Corporation may issue fractions of shares of Class R Stock. The Corporation shall not issue fractions of shares of Common Stock or scrip in lieu thereof upon conversion of Class R Stock. If any fraction of a share of Common Stock would, except for the provisions of this paragraph D.4., be issuable upon conversion of any Class R Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the Trading Price then in effect multiplied by the fraction represented by such fraction of a share of Common Stock.

               5. In order to exercise the Optional Conversion privilege, the holder of any Class R Stock to be converted shall surrender such holder's certificate or certificates therefor to the principal office of the transfer agent for the Class R Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Class R Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion, and for any shares of Class R Stock (or fractions thereof) represented by the certificate or certificates so surrendered which are not to be converted, shall be issued, subject to any restrictions on transfer relating to such shares of the Class R Stock (or fractions thereof). If so required by the Corporation, certificates surrendered for conversion shall be duly endorsed and accompanied by documentation satisfactory to the Corporation evidencing that the Restricted Period Termination Date has occurred with respect to such Class R Stock.

               6. As soon as practicable after receipt during a Conversion Period of such notice and documentation and the surrender of the certificate or certificates for Class R Stock for which the Conversion Condition has been met, as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and a certificate or certificates for the number of shares of Class R Stock (or fractions thereof) representing the shares of Class R Stock (or fractions thereof) surrendered pursuant to paragraph D.5. hereof but not so converted. Such shares of Common Stock, when issued, shall be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Corporation with respect to the issuance and holding thereof.

               7. The Corporation shall at all times when the Class R Stock shall be outstanding reserve and keep available out of its authorized but unissued Common Stock, for the purposes of effecting the conversion of the Class R Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class R Stock. Before taking any action which would cause an adjustment reducing the Conversion Value below the then par value of the shares of Common Stock issuable upon conversion of the Class R Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Value.

               8. All shares of Class R Stock (and fractions thereof) which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock and cash for fractional shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Class R Stock (and fractions thereof) so converted shall be retired and canceled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the authorized Class R Stock accordingly.

          E. Determination of Conversion Ratio; Obligation of the Corporation to Provide Conversion Ratio Certificates and Appraisals.

               1. The Conversion Ratio, Conversion Value and Trading Price used for any purpose, including with respect to the conversion of Class R Stock, shall be as set forth in the most recent Conversion Ratio Certificate, and shall in any case be as adjusted pursuant to paragraph F. hereof; provided, however, that prior to the delivery of the first Conversion Ratio Certificate, the Conversion Value shall be the Fixed Conversion Value, the Trading Price shall be the Base Price and the Conversion Ratio shall be equal to the Fixed Conversion Value divided by the Base Price, as each of such terms shall be adjusted pursuant to the terms hereof.

               2. The "Conversion Ratio" shall be equal to (i) the Conversion Value divided by (ii) the Trading Price.

               3. If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Common Stock is not Publicly Traded, the Corporation shall, no earlier than 20 days nor later than 60 days following the end of such fiscal year, cause to be provided to each office designated for conversion of Class R Stock, a copy of a certificate (the "Private Conversion Ratio Certificate") signed by two officers of the Corporation setting forth the Conversion Ratio, Conversion Value and Trading Price as of the end of such fiscal year, calculated in each case pursuant to this paragraph E. In addition, if a Change of Control occurs when the Common Stock is not Publicly Traded, the Corporation shall within 60 days following such Change of Control, cause to be provided to each office designated for conversion of Class R Stock, such a Private Conversion Ratio Certificate.

               The "Trading Price" set forth in such Private Conversion Ratio Certificate shall be the Appraised Value set forth in the most recent Appraisal delivered to the Corporation and approved by the Board of Directors.

               If, at the end of any fiscal year of the Corporation, beginning with the end of the fiscal year ending in 1999, the Common Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, prior to 60 days following the end of such fiscal year, an appraisal (an "Appraisal") of the per share value of the Common Stock as of the last day of such fiscal year by an Investment Bank. If a Change of Control occurs or the Board of Directors should determine to cause a Forced Conversion, and the Common Stock is not Publicly Traded, the Corporation shall cause to be prepared and delivered to the Board of Directors and approved by the Board of Directors, within 60 days following such Change of Control or determination of the Board of Directors, an Appraisal of the per share value of the Common Stock as of the date of such Change of Control or determination of the Board of Directors. Such Investment Bank shall determine the per share value of the Common Stock as if the Common Stock was Publicly Traded and shall submit such per share value to the Board of Directors for its approval. The value per share of the Common Stock as approved by the Board of Directors shall be the "Appraised Value." In determining the Appraised Value, the Investment Bank shall place substantial, but not exclusive, emphasis on valuations of comparable companies in the public equity markets, and shall not take into account factors such as control premiums, minority discounts or illiquidity discounts that would not generally apply to such companies.

               As promptly as practicable following its delivery of any Private Conversion Ratio Certificate, the Corporation shall cause to be given to each of the registered holders of Class R Stock at such holder's address appearing upon the books of the Corporation a copy of such Private Conversion Ratio Certificate by first class mail, postage prepaid.

               4. During any period in which the Common Stock is Publicly Traded, the Corporation shall, on the last Business Day of each calendar month, cause to be provided to each office designated for conversion of Class R Stock, a copy of a certificate (the "Public Conversion Ratio Certificate"), signed by two officers of the Corporation, setting forth the Conversion Ratio, Conversion Value and Trading Price as of the close of business on such Business Day, calculated in each case pursuant to this paragraph E.

               The "Trading Price" set forth in such Public Conversion Ratio Certificate shall be equal to the Current Trading Value of one share of Common Stock as of the close of business on the last Business Day of such calendar month. Notwithstanding anything herein to the contrary, if, during any period being used to calculate such Current Trading Value (the "Calculation Period"), any event has occurred to cause the Conversion Ratio and/or the Conversion Value to be adjusted pursuant to paragraph F. hereof (an "Adjustment Event"), the Corporation shall in good faith determine such Conversion Ratio and/or the Conversion Value, as appropriate, so as to give pro forma effect to the Adjustment Event immediately prior to the Calculation Period.

               The Corporation shall provide any holder of Class R Stock with a copy of any Public Conversion Ratio Certificate upon request. Beginning on the day on which the first Public Conversion Ratio Certificate is provided pursuant to this paragraph E.4., the Corporation shall maintain a reasonable means to allow holders to be informed of the value of the Conversion Ratio as set forth in the most recent Public Conversion Ratio Certificate on an immediate basis during business hours on each Business Day on which Class R Stock is issued and outstanding.

               5. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.

               6. Conversion Ratio Certificates may, at the Corporation's discretion, be prepared by an agent of the Corporation. In such case each such Conversion Ratio Certificate shall be signed by an authorized signatory of such agent and countersigned by two officers of the Corporation.

               7. Upon any conversion of Class R Stock into Common Stock, in no event shall any such Class R Stock be converted into Common Stock, Non-Redeemable Series.

          F.     Anti-dilution Provisions.

                 1. If the Corporation shall (a) pay a dividend on any of its shares of capital stock (including Common Stock) in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock,
          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) in an event or manner other than as set forth in paragraph F.4. below issue any shares of its capital stock in a reclassification of the Common Stock (each, a "Conversion Term Adjustment Event"):

                    a) Each of the Fixed Terms shall be adjusted to the value
                 determined by multiplying (x) the Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such Conversion Term Adjustment Event; and

                    b) Each of the Inverse Fixed Terms shall be adjusted to
                 the value determined by multiplying (x) such Inverse Fixed Term immediately prior to such Conversion Term Adjustment Event, by (y) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such Conversion Term Adjustment Event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Conversion Term Adjustment Event.

                 2. If the Corporation shall issue Convertible Securities to all holders of its outstanding Common Stock (other than pursuant to any rights agreement in connection with a stockholder rights plan approved by the Board of Directors), without payment of additional consideration by such holders, entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share that is lower than the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date) (a "Discounted Stock Adjustment Event"):

                    a) Each of the Fixed Terms shall be adjusted to the value
                determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction,
                (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the price per share of Common Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date), and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Common Stock offered for subscription or purchase.

                    b) Each of the Inverse Fixed Terms shall be adjusted to
                the
                value determined by multiplying (x) such term immediately prior to such Discounted Stock Adjustment Event, by (y) a fraction,
                (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of additional shares of Common
                Stock offered for subscription or purchase, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the date of such Discounted Stock Adjustment Event plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the price per share of Common Stock equal to the Trading Price as set forth in the most recent Conversion Ratio Certificate prior to the record date mentioned below (or, if no Conversion Ratio Certificate has yet been provided, equal to the Base Price immediately prior to such record date).

          Such adjustment shall be made whenever such Convertible Securities are issued, and shall become effective immediately on the date of issuance retroactive to the record date for the determination of stockholders entitled to receive such Convertible Securities.

               3. If the Corporation shall pay any Regular Dividend or Extraordinary Dividend (a "Dividend Adjustment Event"):

                    a) Each of the Fixed Terms shall be adjusted to such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction, (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Common Stock in connection with such dividend, and (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event.

                    b) Each of the Inverse Fixed Terms shall be adjusted to
                such value determined by multiplying (x) such term immediately prior to such Dividend Adjustment Event, by (y) a fraction,
                (i) the numerator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event, and
                (ii) the denominator of which shall be the Trading Price immediately prior to such Dividend Adjustment Event minus the per share amount received by holders of Class R Stock in connection with such dividend.

          Any non-cash portions of an Extraordinary Dividend set forth in this paragraph F.3. shall be based upon the fair market value of such non-cash portion at the time such Extraordinary Dividend is declared or paid, as determined in good faith by the Board of Directors.

               4. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or share exchange involving the outstanding shares of the Corporation's capital stock or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, share exchange or sale, lawful and adequate provision shall be made whereby the holders of the Class R Stock shall have the right to acquire and receive upon conversion of the Class R Stock (after and subject to the rights of holders of Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger, share exchange or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Class R Stock at the Conversion Ratio immediately prior to such event. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Class R Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive upon conversion of such holder's shares of Class R Stock.

               5. The Corporation shall not effect a reclassification of the Class R Stock without the approval of holders of a majority of the shares of Class R Stock.

               6. The provisions of this paragraph F. shall not apply to any Common Stock issued, issuable or deemed outstanding pursuant hereto:
          (a) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees of the Corporation or its subsidiaries in effect on the Initial Issuance Date or thereafter adopted by the Board of Directors of the Corporation; (b) pursuant to options, warrants and conversion rights in existence on the Initial Issuance Date; or (c) on conversion of the Class R Stock.

               7.  In the event of:

                    a) the occurrence of any event causing the adjustment of
               the Fixed Term or any Inverse Fixed Term pursuant to paragraphs F.1., F.2. or F.3. hereof; or

                    b) there shall be any capital reorganization or
               reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

                    c) there shall be a voluntary or involuntary dissolution,
               liquidation or winding up of the Corporation; or

                    d) the occurrence of a Change of Control

               then, in connection with such event, the Corporation shall give to the holders of the Class R Stock:

                    (1) in the case of (a), (b), or (c) above, at leas twenty (20) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, provided that if the Class R Stock is Publicly Traded, such notice must be given prior to the end of the Public Conversion Period prior to such record date;

                    (2) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be; and

                    (3) in the case of d) above, five days after such Change of Control, unless notice is required sooner by
               (1) above; provided that if stockholder approval is required to effect such Change of Control, notice shall be provided concurrently with the notice to stockholders in connection with obtaining such stockholder approval.

          Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of the Class R Stock at the address of each such holder as shown on the books of the Corporation.

               8. If any event occurs as to which, in the opinion of the Board of Directors of the Corporation, the provisions of this paragraph F. are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Class R Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid. Upon the occurrence of any such adjustment pursuant to this paragraph
          F.8., the Corporation shall give notice to the holders of Class R Stock as provided in paragraph F.7(1), F.7(2) or F.7(3) hereof, as appropriate. All calculations and determinations required to be made by the Corporation pursuant hereto shall be made by the Corporation in good faith. All such calculations and determinations shall be conclusive unless otherwise specifically provided hereby.

          G.     Rank.

               The Class R Stock shall, with respect to dividend distributions and with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank on a parity with Common Stock and junior to Preferred Stock.

          H.     Dividends.

               1. After dividends payable on any Preferred Stock have been declared and set aside on such Preferred Stock having a preference over the Common Stock and Class R Stock with respect to the payment of such dividends, holders of Class R Stock shall only be entitled to receive dividends, out of any assets or funds legally available therefor, in an amount per share of Class R Stock (and proportionally to such amount for fractional shares thereof) as set forth below:

                    a) If and when a Regular Dividend is declared, an amount
                which is equal to (i) the Conversion Ratio then in effect multiplied by (ii) the aggregate per share amount of such Regular Dividend declared on a share of Common Stock; and

                    b) Subject to Paragraph K. hereof, if and when an
                Extraordinary Dividend is declared, an amount which is equal to
                (i) the Conversion Ratio then in effect multiplied by
                (ii) one-fourth of the sum of (A) the aggregate per share amount of all cash portions of such Extraordinary Dividend plus (B) the aggregate per share amount (based upon the fair market value of the non-cash portion of such Extraordinary Dividend at the time such Extraordinary Dividend is declared or paid as determined in good faith by the Board of Directors) of all non-cash portions of such Extraordinary Dividend, in each case as declared on a share of Common Stock.

          Such dividends shall be declared and paid contemporaneously with the declaration and payment of the related dividend on the Common Stock; and the foregoing are the only times when dividends shall be declared and paid with respect to the Class R Stock.

               2. All dividends paid with respect to shares of Class R Stock pursuant to this paragraph H. shall be paid pro rata and in like manner to all of the holders entitled thereto.

               3. No Regular or Extraordinary Dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on Common Stock unless, contemporaneously therewith, a like ratable dividend calculated in accordance with this paragraph H.
          is declared and paid, or declared and a sum set apart sufficient for such payment, on the Class R Stock, payable as set forth herein.


          I.      Liquidation Rights.

               1. In the event of a Liquidation, the holders of Class R Stock then outstanding shall be entitled to be paid ratably out of the assets and funds of the Corporation legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Preferred Stock upon such Liquidation, an amount equal to (a) the Liquidation Ratio then in effect multiplied by (b) the aggregate amount of all assets and funds remaining available for distribution to holders of Common Stock and Class R Stock.

          J.     Voting.

          Each issued and outstanding share of Class R Stock (and fraction thereof) shall be entitled to vote only (i) for the election of directors, and (ii) as required by law. On matters on which the holders of Class R Stock are entitled to vote, (a) each issued and outstanding share of Class R Stock shall be entitled to the number of votes equal to the Conversion Ratio as of the record date for determination of stockholders entitled to vote on such matter, and (b) each issued and outstanding fraction of a share of Class R Stock shall be entitled to (x) such fraction, multiplied by (y) the number of votes equal to the Conversion Ratio as of the record date for determination of stockholders entitled to vote on such matter. Except as required by law, holders of Class R Stock shall vote together with the holders of Common Stock as a single class on all matters on which holders of Class R Stock are entitled to vote.

          K.     Forced Conversion.

                 1. In the event that the Board of Directors determines that the Corporation should convert all issued and outstanding shares of Class R Stock (and fractions thereof) into Common Stock, the Corporation may at its option, elect to cause all, but not less than all, shares of Class R Stock (and fractions thereof) to be converted (a "Forced Conversion") into Common Stock at the Conversion Ratio
          (i)
          in the event that the Common Stock is not Publicly Traded, set forth in the Private Conversion Ratio Certificate delivered pursuant to paragraph E.3. hereof as a result of such determination by the Board of Directors, and (ii) in the event that the Common Stock is Publicly
          Traded, in effect on the date the Board of Directors determines to cause such a conversion; provided, however, that if such Conversion Ratio in effect was calculated using a Conversion Value of less than $25.00, such Conversion Ratio shall be recalculated using a Conversion Value of $25.00.

                 2. All holders of record of shares of Class R Stock (or fractions thereof) will be given at least ten (10) days prior written notice of the date fixed and the place designated for such conversion of Class R Stock pursuant to this paragraph K. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fractions thereof) at such holder's address appearing on the stock register. On or before the date fixed for conversion each holder of shares of Class R Stock (or fractions thereof) shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock and cash in lieu of any fractional shares of Common Stock to which such holder is entitled pursuant to this paragraph K. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (or fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (or fractions thereof) represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph
          D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.

          L.     Mandatory Conversion.

                1. Each share of Class R Stock (and fraction thereof) outstanding as of the Mandatory Conversion Date shall, automatically, and without further action by or on behalf of the Corporation, the Corporation's transfer agent or the holder of such share of Class R Stock, be converted (the "Mandatory Conversion") into shares of Common Stock (and cash in lieu of any fractions of shares of Common Stock as provided in paragraph D.4. hereof) at the Conversion Ratio in effect as of such Mandatory Conversion Date.

                2. All holders of record of shares of Class R Stock (or fraction thereof) will be given written notice at least ten
          (10) days
          prior to the Mandatory Conversion Date stating the place designated for mandatory conversion of all of such shares of Class R Stock pursuant to this paragraph L. Such notice shall be sent by mail, first class, postage prepaid, to each record holder of shares of Class R Stock (or fraction thereof) at such holder's address appearing on the stock register. On or before the Mandatory Conversion Date, each holder of Class R Stock shall surrender his or its certificate or certificates for all such shares (or fractions thereof) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of
          Common Stock and cash in lieu of any fractional shares of Common Stock to which such holder is entitled pursuant to this paragraph L. On the date fixed for conversion, all rights with respect to the Class R Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Class R Stock has been converted, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing shares of Class R Stock (and fractions thereof) which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date fixed for conversion, be deemed to have been retired and canceled and the shares of Class R Stock (and fractions thereof) represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such Mandatory Conversion and the surrender of the certificate or certificates for Class R Stock as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in paragraph D.4. hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any accrued and unpaid dividends thereon.

          N.     Taxes.

          The Corporation shall pay all documentary stamp taxes attributable to the initial issuance of Class R Stock and of the shares of Common Stock issuable upon conversion of Class R Stock; provided that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates representing shares of Class R Stock (or fractions thereof) or Common Stock in a name other than the holder of the certificate or certificates surrendered upon conversion of Class R Stock, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                                  ARTICLE VII
                                PREFERRED STOCK

     The Preferred Stock may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Board of Directors is hereby expressly granted authority, subject to the provisions of this Article VII, to fix, from time to time before issuance thereof, the number of shares in each series and all designations, relative rights, preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

          A. the designation of the series and the number of shares to constitute each series;

          B. the dividend rate on the shares of each series, conditions on which and times at which dividends are payable, whether dividends shall be cumulative, and the preference or relation (if any) with respect to such dividends (including preferences over dividends on the Common Stock or any other class or classes);

          C. whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

          D  the terms and amount of any sinking, retirement or purchase fund;

          E. the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

          F. the voting rights, if any (other than any voting rights that the Preferred Stock may have as a matter of law);

          G. any restrictions on the issue or reissue or sale of additional Preferred Stock;

          H. the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including preferences over the Common Stock or any other class or classes or series of stock); and

          I. such other special rights and privileges, if any, for the benefit of the holders of Preferred Stock, as shall not be inconsistent with provisions of this Restated Certificate of Incorporation.

     All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs A. to
I. inclusive above.

                                 ARTICLE VIII
                                  DIRECTORS

          A. The Board of Directors shall consist of no fewer than six persons and no more than fifteen persons, and such number shall be fixed by, or in the manner provided in, the By-laws of the Corporation.

          B. Upon the Effective Time, the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

          C. A director may be removed from office only for cause and only by vote of at least a majority of the outstanding stock entitled to vote in an election of directors.

          D. Any vacancy on the Board of Directors, however resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                                 ARTICLE IX
                DUTY OF THE CORPORATION TO REPURCHASE COMMON STOCK

          A. Subject to the limitations set forth below in this Article IX, and only until such time as the Common Stock has become Publicly Traded, holders of Common Stock may at any time on or prior to the fifteenth day of any calendar month offer to sell part or all of their shares of Common Stock to the Corporation by delivering the certificate or certificates for such stock with a written notice offering such stock to the Corporation. Any such offer shall be accepted by the Corporation, and payment shall be made for such stock within 60 days after receipt of such certificates and such written notice by the corporation, without interest.

          B.     Suspension of Repurchase Duties.

          If the Board of Directors determines that the Formula Value at the end of the fiscal year during which such determination is made is likely to be less than (i) the Formula Value at the end of the prior fiscal year less (ii) the aggregate amount of dividends declared on the
        Common Stock since the end of the prior fiscal year, the Board of Directors may suspend the Corporation's duty to repurchase shares of Common Stock in accordance with this Article IX. Any such suspension shall not extend for a period longer than 365 days from the date of the
        Board of Directors' declaration of suspension. During any such suspension period, the Corporation shall not repurchase any shares of Common Stock tendered for repurchase pursuant to paragraph A. of this
        Article IX.

          C.     Limitations on Cash Repurchase Duties.

               1. For purposes of this paragraph C., the "10% Threshold" means a number of shares of Common Stock equal to 10% of the aggregate number of such shares outstanding as of the end of the fiscal year ending immediately prior to the date of determination.

               2. If, after taking into account the number of shares of Common
          Stock tendered for repurchase by the Corporation during the first 15 days of any calendar month (the "Tendered Shares"), the aggregate number of shares of such stock that have been tendered for repurchase during the fiscal year during which such month falls equals or exceeds the 10% Threshold, the Board of Directors may declare that cash payments for the repurchase of Common Stock are not in the best interests of the Corporation. The Board of Directors shall make any such declaration prior to the last day of the relevant calendar month and shall promptly provide to the holders of Tendered Shares with respect to such calendar month a notice specifying:

                    (a) the percentage (the "Specified Percentage") of the Tendered Shares that will be purchased for cash (which may, in the discretion of the Board of Directors, be a percentage calculated to limit the aggregate number of shares purchased for cash during the relevant fiscal year to the 10% Threshold or a greater percentage); and

                    (b) the terms (including interest rate and prepayment
            rights, if any) of promissory notes maturing on a date to be determined by the Board of Directors, but not later than ten years after the date upon which the holder of such note tendered the Tendered Shares, which will be issued by the Corporation in payment for any Tendered Shares that are not purchased for cash and the tender of which is not withdrawn pursuant to subparagraph
            3, below.

               3. Upon receipt of the notice required by subparagraph 2, each holder of Tendered Shares may elect to withdraw such holder's tender of a number of shares of Common Stock not exceeding the number of shares in excess of the number determined by multiplying the Specified Percentage by the number of shares tendered by such holder. Notice of any such election shall be provided to the Corporation not later than ten days after the date upon which such holder receives the notice provided by the Corporation pursuant to subparagraph 2, above.

               4. After the date of any declaration by the Board of Directors pursuant to subparagraph 2, the Corporation shall continue to be obligated to purchase shares of Common Stock subsequently tendered for repurchase during the relevant fiscal year, but payment for any such shares shall be made in the form of a promissory note maturing on a date to be determined by the Board of Directors, but not later than ten years after the date upon which such shares are tendered. The terms of any such notes shall be determined by the Board of Directors at the time at which any of the Common Stock is tendered;
            provided, however, that the Corporation shall provide notice to any tendering stockholder of the terms of such note not later than ten days after the date of tender, and such stockholder shall be entitled to withdraw the tender of any or all of such shares by providing written notice of such withdrawal to the Corporation not later than ten days after the date upon which such holder receives the notice of such terms from the Corporation.

          D.     Common Stock Per Share Price.

          Subject to the limitations set forth in this Article IX, the Corporation shall purchase any share of Common Stock pursuant to this
     Article IX for a price equal to the Common Stock Per Share Price.

          E.     Additional Purchase Price

          If the Common Stock Per Share Price as in effect at the time of any such purchase of a share of Common Stock by the Corporation pursuant to this Article IX is less than such Common Stock Per Share Price would have been if it had been determined in accordance with the balance sheet classifications of liabilities and stockholders' equity used by the Corporation immediately prior to the Exchange Date (as defined below) in preparing the Corporation's financial statements, the Corporation shall, subject to the limitations set forth in this Article IX, pay an amount for such share, in addition to the Common Stock Per Share Price paid therefor in accordance with paragraph D., equal to the amount of such deficiency.

          F.     Definitions for purposes of Article IX.

                 1. "Common Stock Per Share Price" with respect to any share of Common Stock, means the amount determined by dividing:

                    (a) the sum of (i) the Formula Value plus (ii) the face
                 amount of any outstanding Convertible Debentures, determined as of the fiscal year end immediately preceding the date of determination (the "prior year end"); by

                    (b) the sum of (i) the total number of issued and
                 outstanding shares of Common Stock, plus (ii) the total number of shares reserved for the conversion of outstanding Convertible Debentures convertible into Common Stock, in each case determined as of the prior year end; and

                    deducting from the quotient (rounded to the nearest $0.05) the amount of any dividends per share declared on Common Stock subsequent to the prior year end.

               2. "Convertible Debenture" means any debenture or other instrument evidencing indebtedness of the Corporation convertible at any time into shares of Common Stock.

               3.  "Formula Value" means:

                    (a)(i) if such Formula Value is being determined at or
               prior to the end of the fiscal year during which the date of the exchange (the "Exchange Date") of the shares of the Corporation's then outstanding Class C Construction & Mining Group Restricted Redeemable Convertible Exchangeable Common Stock, par value $.0625 per share, for shares of common stock of
               PKS Holdings, Inc. has occurred, the total stockholders' equity of the Corporation and its consolidated Subsidiaries, determined by independent certified public accountants in conformity with generally accepted accounting principles applied on a consistent basis as of the Exchange Date, after giving effect to the exchange on that date; or

                    (ii) if such Formula Value is being determined after the
               end of the fiscal year during which the Exchange Date occurs, the total stockholders' equity as shown on the consolidated balance sheet contained in the Consolidated Financial Statements of the Corporation and consolidated Subsidiaries, prepared in conformity with generally accepted accounting principles applied on a consistent basis for the Corporation and its consolidated Subsidiaries as of the fiscal year end immediately preceding the date of determination (the "prior year end") and audited and certified by an independent firm of certified public accountants selected and engaged by the Board of Directors; minus

                    (b) the sum of (x) such total stockholders' equity
               attributable to any issued and outstanding Preferred Stock, plus
               (y) the amount of any accrued, accumulated and undeclared
                dividends thereon, all as of the date of determination.

               4. "Subsidiary" means a corporation, partnership or other entity with respect to which the Corporation holds, directly or indirectly, at least a majority of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such entity has outstanding more than one class of capital stock or other equity interests.

          G. Notwithstanding any other provision hereof with respect to the
     Common Stock, other than as set forth in Article V, paragraph D., in no event shall (i) any holder of Common Stock, Non-Redeemable Series have any right to require the Corporation to repurchase such holder's shares of Common Stock, Non-Redeemable Series or (ii) Common Stock, Non-Redeemable Series be subject to any redemption.

                                ARTICLE X
                           STOCKHOLDERS' VOTE

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders.

                               ARTICLE XI
                             INDEMNIFICATION

     The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under applicable law.

     The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                              ARTICLE XII
                        LIMITATION OF LIABILITY

     A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article XII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                               ARTICLE XIV
                             SPECIAL MEETINGS

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the President, the Chief Executive Officer or the Chairman of the Board of Directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                               ARTICLE XV
                      RATIFICATION BY STOCKHOLDERS

     Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.

                               ARTICLE XVI
                        AMENDMENTS OF CERTIFICATE

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation or in any amendment hereto by the affirmative vote of a majority of the outstanding stock entitled to vote thereon; provided, however, that the provisions of this Second Restated Certificate of Incorporation requiring for action by the stockholders a vote of at least sixty-six and two-thirds percent (66 2/3%) shall not be amended except by such vote; and provided further, that (A) the formulae for determining Formula Value or Common Stock Per Share Price shall not be amended except by the affirmative vote of at least eighty percent (80%) of the outstanding stock entitled to vote thereon and (B) this Article XVI shall not be amended except by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

                              ARTICLE XVII
                                CREDITORS

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                              ARTICLE XVIII
                                BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.


     IN WITNESS WHEREOF, the Corporation has caused this Second Restated Certificate of Incorporation to be signed by James Q. Crowe, its Executive Vice President, this 30th day of March, 1998.


                              By:  /s/ James Q. Crowe
                                    President



                                                                    Exhibit 2

                                BY-LAWS
                                   OF
                       LEVEL 3 COMMUNICATIONS, INC.

                                ARTICLE I

                                 OFFICES

     SECTION 1.1. REGISTERED OFFICE AND AGENT. The registered office of Peter Kiewit Sons', Inc. (the "Corporation") is at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent at that address is The Corporation Trust Company.

     SECTION 1.2. OTHER OFFICES. The Corporation may have other offices from time to time as the directors may designate or as the business may require.

                              ARTICLE II.

                             STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETINGS. The annual meeting of stockholders shall be held at such place, date, and time as is designated by the Board of Directors. At this meeting, directors shall be elected and any other proper business may be transacted.

     SECTION 2.2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be called for any purpose or purposes by the Chairman of the Board, the President, the Chief Executive Officer or by a majority of the directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

     SECTION 2.3. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by those calling the meeting.

     SECTION 2.4. NOTICES OF MEETINGS. A written notice shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before each annual or special meeting. The notice shall state the place, date, and hour of the meeting. The notice of a special meeting shall state the purposes for which the meeting has been called. Written notices may be given by either personal delivery or mail. If mailed, notice is given when deposited in the United States mail, postage prepaid directed to the stockholder at his address as it appears on the records of the Corporation. No notice is required to be given to a stockholder to whom notices of two consecutive annual meetings (and any other written notice sent between those meetings) have been mailed addressed to that person at his address as shown on the corporate records and have been returned undeliverable.

     SECTION 2.5. WAIVER OF NOTICE. A written waiver, signed by a stockholder, whether before or after an annual or special meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, without objection to the notice, whether in person or by proxy, at an annual or special meeting shall constitute waiver of notice of such meeting.

     SECTION 2.6. VOTING LIST. At least ten days before each stockholders' meeting, the Secretary shall prepare a complete list of stockholders entitled to vote at such meeting. Arranged in alphabetical order, the list shall show the name, address, and number of shares of each stockholder entitled to vote. For at least 10 days before the meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at (1) the meeting place, or (2) at another place within the city of the meeting which shall be specified in the notice of the meeting. The list shall also be available at the meeting for inspection by any stockholder present.

     SECTION 2.7. RECORD DATE. The Board of Directors may fix a record date to determine which stockholders are entitled to: (a) notice of a stockholders' meeting; (b) vote at a stockholders' meeting; (c) receive payment for a dividend; (d) receive a distribution or allotment of rights; (e) exercise any rights in respect of any change, conversion, or exchange of stock; or
(f)notice for the purpose of any other lawful action. The record date shall not be less than 10 nor more than 60 days before any such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 2.8. Each stockholder eligible to vote may authorize another person or persons to act for him by proxy. No proxy shall be valid after three years from its date, unless the proxy provides for a longer period.

     SECTION 2.9. VOTING RIGHTS. Unless otherwise provided in the Second Restated Certificate of Incorporation, each stockholder eligible to vote shall have one vote for each share of capital stock held by such stockholder.

     SECTION 2.10. QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Unless otherwise required by the Second Restated Certificate of Incorporation or by statute, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. However, if less than a quorum but more than one-third of all shares eligible to vote is present at a scheduled meeting, a majority of the shares present may adjourn the scheduled meeting.

     SECTION 2.11. ADJOURNED MEETINGS. No new notice is required if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken and if the adjournment is for not more than 30 days. At an adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting.

     SECTION 2.12. NO ACTION WITHOUT A MEETING. Any action required or permitted at a stockholders' meeting may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, and may not be taken by a written consent of the stockholders.

SECTION 2.13.  CONDUCT OF MEETINGS.
     (a) The President of the Corporation shall preside at each meeting of the stockholders. In the absence of the President, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Chairman of the Board, any Executive Vice President, any Senior Vice President and any Vice President. In the absence of any of such officers, the meeting shall be chaired by a person chosen by a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, who shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

     (b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meeting of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are necessary, appropriate or convenient for the proper conduct of the meeting including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations an the time allotted to questions or comment by participants and regulation of the opening and closing of the ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

     SECTION 2.14. ADVANCE NOTIFICATION OF BUSINESS TO BE TRANSACTED AT STOCKHOLDER MEETINGS.

    (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this section.

     (b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

     (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     (e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                ARTICLE

                               DIRECTORS

     SECTION 3.1. GENERAL POWERS. The business and affairs of this Corporation shall be managed by its Board of Directors.

     SECTION 3.2. NUMBER AND QUALIFICATIONS. The Board of Directors shall fix, by resolution from time to time, the number of directors which shall constitute the whole Board of Directors; provided, however, that such number shall be no fewer than six and no more than fifteen. Directors need not be stockholders.

     SECTION 3.3. ELECTION AND TERM. Upon the original filing of the Second Restated Certificate of Incorporation (the "Effective Time"), the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

     SECTION 3.4. VACANCIES. Vacancies, however resulting, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less then a quorum, or by a sole remaining director. Any director elected to fill such a vacancy or newly created directorship shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     SECTION 3.5. REMOVAL. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock entitled to vote thereon.

     SECTION 3.6. ANNUAL MEETINGS. The Board of Directors may provide by resolution for the time and place of annual meetings of the Board of Directors, without notice other than such resolution.

     SECTION 3.7. REGULAR MEETINGS. The Board of Directors may provide by resolution for the time and place of regular meetings of the Board of Directors, without notice other than such resolution.

     SECTION 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Chairman of the Board or the President. The person calling the meeting may fix the specific time and place of the meeting.

     SECTION 3.9. NOTICE OF MEETING. Notice of any special meeting of the Board of Directors shall be given to each director at his business or residence in writing or by telegram or by telephone communication or by facsimile transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. If by facsimile transmission, the notice shall be deemed adequately delivered if transmitted at least twenty-four hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws as provided under Article IX hereof. A meeting of the Board of Directors may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

     SECTION 3.10. WAIVER OF NOTICE. A written waiver, signed by the director, whether before or after the meeting of the Board of Directors, shall be equivalent to the giving of such notice. Attendance by a director, without objection to the notice, at a meeting of the Board of Directors shall constitute waiver of notice of such meeting.

     SECTION 3.11. TELEPHONE PARTICIPATION. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting of this kind shall constitute presence in person at the meeting.

     SECTION 3.12. QUORUM AND VOTING. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by statute, the Second Restated Certificate of Incorporation, or these By-laws.

     SECTION 3.13. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all directors. (E)
SECTION   COMPENSATION.  By resolution of the Board of Directors, a director may be paid a fixed sum, and any expenses, for attendance at a meeting of the Board of Directors. No such payment shall preclude a director from receiving compensation for serving the Corporation in any other capacity.

     SECTION 3.14.  NOMINATION OF DIRECTORS.

     (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this section.

     (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

     (d) To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and
(iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     (e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                               ARTICLE IV.

                            BOARD COMMITTEES

     SECTION 4.1. FORMATION OF COMMITTEES. The Board of Directors by resolution may create committees, each consisting of two or more directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors. Three committees have previously been formed: the executive committee, the compensation committee and the audit committee.

     SECTION 4.2. EXECUTIVE COMMITTEE. The executive committee shall have all the powers of the Board of Directors in the management of the normal and ordinary business and affairs of the Corporation at all times when the Board of Directors is not in session. The executive committee shall have the following specific powers to:

     (a) review and approve business plans of subsidiaries and make recommendations concerning such plans to the appropriate subsidiary board of directors; and

     (b) delegate authority to one or more persons to act on behalf of the Corporation or its subsidiaries, whether pursuant to a power of attorney or otherwise, and to establish policies regarding such delegations of authority.

     SECTION 4.3. COMPENSATION COMMITTEE. The compensation committee shall have the duties to recommend to the Board of Directors: (a) the base salary or wage ranges of all employees; (b) the amounts and forms of compensation, including fringe benefits and bonuses, as well as stock options and incentive compensation rights that apply or may apply to employees; (c) the adoption and implementation of any new or modified forms of compensation; (d) the suspension, elimination or restriction of any presently existing forms of compensation; and (e) plans concerning the orderly succession of officers and key management personnel.

     SECTION 4.4. AUDIT COMMITTEE. None of the members of the audit committee shall be directly involved in the supervision or management of the financial affairs of this Corporation or any of its subsidiaries.

     (a) The books, records, and accounts of the Corporation may be audited periodically by independent public accountants. In connection with the audit process, the audit committee shall have the following duties to:

          (i) make recommendations about the appointment, retention, and termination of independent public accountants;

          (ii) make recommendations about the scope of the audit and audit procedures;

          (iii) review for the Board of Directors all recommendations made by the independent public accountants about accounting methods and matters which are relevant to the Corporation; and

     (iv) review with the independent public accountants those aspects of the following matters which pertain to the Corporation, upon completion of their audit: (a) the financial statements and any report or opinion proposed to be rendered in connection therewith; (b) the independent public accountants' perceptions of the personnel responsible for the Corporation's financial and accounting matters; (c) the cooperation which the independent public accountants receive during the course of their audit; (d) the extent which the resources of the Corporation were or should be utilized to minimize the audit fee; (e) any significant transactions which were not in the ordinary, routine, and regular course of business of the Corporation; (f) any change in accounting principles, policies or standards; (g) all significant adjustments proposed by the independent public accountants; (h) general policies and procedures relating to internal auditing and financial costs which pertain to the Corporation; and (I) any recommendations which the independent public accountants may have with respect to internal financial controls, choice of accounting policies and principles or management reporting systems.

     (b) The audit committee shall meet periodically with the staff responsible for the Corporation's financial and accounting matters to review and discuss the scope of internal accounting procedures and controls then in effect and the extent to which any recommendations made by the independent public accountants or any internal auditors have been implemented.

     (c) The audit committee shall direct and supervise any investigation into any matter brought to its attention within the scope of its duties which it believes is necessary. The audit committee may retain outside consultants in connection with any such investigation.

     (d) The audit committee shall monitor business practices of the Corporation as set forth in the written policies of the Corporation, such as compliance with antitrust policies and other policies, as directed by the Board of Directors.

     (e) The audit committee shall prepare and present to the Board of Directors a report covering its activities twice yearly at regular meetings of the Board of Directors or more often, when considered necessary, to report a material irregularity.

     SECTION 4.5. LIMITATIONS ON POWERS. No committee shall have the power to amend the Second Restated Certificate of Incorporation, amend the By-laws, declare dividends, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or authorize the issuance of stock. No committee shall act contrary to a fundamental policy or method of conducting the business of the Corporation. No committee shall have the specific powers conferred upon any other committee by these By-laws.

     SECTION 4.6. GENERAL. Any committee member may be removed by the Board of Directors at any time without cause. The Board of Directors may designate a chairman of a committee. The following provisions of the By-laws, which are applicable to the Board of Directors, shall also govern each Board of Directors committee: Section 3.4 (vacancies), Section 3.10 (waiver of notice), Section 3.11 (telephone participation), Section 3.12 (quorum and voting), and Section 3.13 (action without a meeting). Each committee may adopt its own rules of procedure and such rules may govern the call, time, place, and notice of meetings. Each committee may keep appropriate minutes of such proceedings and shall report all significant actions at regular meetings of the Board of Directors.

                               ARTICLE V.

                                OFFICERS

     SECTION 5.1. NUMBER. The officers of the Corporation shall include a President and a Secretary. The Board of Directors may elect additional officers and appoint agents as it determines necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors in its discretion may also elect a Chairman of the Board.

     SECTION 5.2. ELECTION AND QUALIFICATION. The President and Secretary shall be elected at the annual meeting of the Board of Directors. Other officers may be elected by the Board of Directors from time to time. The Chairman of the Board, if any, and the President shall be directors of the Corporation, and should any one of them cease to be a director, he shall IPSO FACTO cease to be such officer.

     SECTION 5.3. TERM. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

     SECTION 5.4. REMOVAL. Any officer elected by the Board of Directors may be removed by a majority of the members of the whole Board of Directors whenever, in their judgment, the best interest of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     SECTION 5.5. VACANCY. Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 5.6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 5.7. PRESIDENT. The President shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall have power to call special meetings of the stockholders, of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

     SECTION 5.8. VICE-PRESIDENTS. The Vice-Presidents, if any, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

     SECTION 5.9. SECRETARY. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

     SECTION 5.10. TREASURER. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

     SECTION 5.11. COMPENSATION. The compensation of all officers shall be fixed by the Board of Directors. An officer who is also a director may be compensated in both capacities.

     SECTION 5.12. BONDING. Any officer, agent or employee of the Corporation, if so required by the Board of Directors, shall be bonded for the faithful performance of his duties, with such penalties, conditions and security as the Board of Directors may require.

                               ARTICLE VI.

                                 STOCK

     SECTION 6.1. STOCK CERTIFICATES. The directors shall determine the form of certificates which represent ownership of shares of the Corporation. Each certificate shall contain the holder's name and the number of shares issued. Each certificate shall be signed by the President or any Vice President and the Secretary or the Assistant Secretary. Each certificate shall be impressed with the corporate seal. Each certificate shall be consecutively numbered. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered in the stock ledger of the Corporation.

     SECTION 6.2. TRANSFER OF STOCK. Transfers of shares shall be made only on the stock transfer books of the Corporation. On surrender to the Corporation of a stock certificate properly endorsed by the holder of record or accompanied by a proper evidence of authority to transfer, a new certificate shall be issued to the person entitled. However, the requirements of any applicable stock transfer restriction agreement must also be satisfied. The old certificate shall be canceled and the transaction recorded in the stock ledger.

     SECTION 6.3. LOST CERTIFICATES. The Corporation shall issue a new stock certificate in place of a certificate previously issued, if the holder: (a) claims by affidavit that the certificate has been lost, destroyed, or stolen; and (b) gives the Corporation a bond or other indemnity as the directors determine appropriate.

     SECTION 6.4. REGISTERED STOCKHOLDERS. The person in whose name shares are registered in the Corporation's stock ledger shall be deemed by the Corporation to be the owner of those shares for all purposes. The Corporation shall not be required to recognize any equitable or other claim or interest in such shares by any other person, whether or not it has actual or other notice of such claim.

                               ARTICLE VII.

                              MISCELLANEOUS

     SECTION 7.1. SEAL. The corporate seal shall contain the name of the Corporation as well as the words "Corporate Seal" and "Delaware".

     SECTION 7.2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     SECTION 7.3. CONTRACTS, ETC. The directors shall determine by resolution which persons shall be empowered to sign contracts, bids, proposals, certificates and other instruments of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 7.4. CHECKS, ETC. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 7.5. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Second Restated Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

     SECTION 7.6. RESERVES. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, determine proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

     SECTION 7.6.1. VOTING STOCK OF OTHER CORPORATIONS. Except as otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power an behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any other corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting.

                              ARTICLE VIII

                             INDEMNIFICATION

     SECTION 8.1. NON-DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     SECTION 8.2. DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 8.3. EXTENT OF INDEMNIFICATION. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 or 8.2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 8.4.  APPROVAL OF INDEMNIFICATION.  Any indemnification under
Section 8.1 or 8.2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 or 8.2 above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the affirmative vote of the holders of 51% of the outstanding shares of Common Stock of the Corporation.

     SECTION 8.5. ADVANCES. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

     SECTION 8.6. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     SECTION 8.7. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
Section 8.7 or under the provisions of any applicable law or regulation.

                               ARTICLE IX

                               AMENDMENTS

     SECTION 9.1. These By-laws may be repealed, altered, amended or rescinded and new by-laws may be adopted by the majority vote of the Board of Directors or by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock entitled to vote thereon.

Dated: April 1, 1998




                                                                   Exhibit 3

                                                COUNTERSIGNED AND REGISTERED
                                 NORWEST BANK MINNESOTA NATIONAL ASSOCIATION
                                                           (MINNEAPOLIS, MN)


                         [LOGO]
               LEVEL 3 COMMUNICATIONS, INC.



                      INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                      COMMON STOCK, PAR VALUE $.01 PER SHARE




                              CUSIP 52729 N100
                              SEE REVERSE FOR CERTAIN DEFINITIONS

--------------------------------------------------------------------
THIS IS TO CERTIFY THAT



                        COUNTERSIGNED AND REGISTERED
                 NORWEST BANK MINNESOTA NATIONAL ASSOCIATION
                            (MINNEAPOLIS, MN)
is the owner of
--------------------------------------------------------------------
     FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF


LEVEL 3 COMMUNICATIONS, INC.


transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and all amendments thereto to all of which the holder by the acceptance hereof assents.

     WITNESS the signatures of its duly authorized officers.

Dated
____________________     SECRETARY     ____________________     VICE PRESIDENT





                        [CORPORATE
                           SEAL]

                          LEVEL 3 COMMUNICATIONS, INC.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT --.......Custodian........
TEN ENT - as tenants by the entireties          (Cust)             (Minor)
JT TEN - as joint tenants with right of         Under Uniform Gifts to Minors
survivorship and not as tenants in common        Act.........................
                                                            (State)

Additional abbreviations may also be used though not in the above list.

     For Value Received,_____________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

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------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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_____________ shares of the capital stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint
_____________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated     -------------------------

                                       X--------------------------------------

                                       X--------------------------------------

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OF ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 7Ad-15.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.